Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our report on our audit of the consolidated financial statements of CardioGenics Holdings, Inc. and Subsidiaries as of October 31, 2010 and for the year then ended and on the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from November 20, 1997 (date of inception) to October 31, 2010, which expressed an unqualified opinion on those financial statements and contains an explanatory paragraph relating to the Company’s ability to continue as a going concern, included in this Annual Report on Form 10-K for the year ended October 31, 2010, is dated January 31, 2011. We consent to the incorporation by reference of our report in the following registration statement previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the registration statement on Form S-8 with SEC file No. 333-137162.

/s/ J.H. Cohn LLP

Roseland, New Jersey
January 31, 2011